Exhibit 10.2

FORM OF SERIES A WARRANT

KAZIA THERAPEUTICS LIMITED

SERIES A WARRANT TO PURCHASE ADSs OR PRE-FUNDED WARRANTS

Warrant Shares: [●]

Issue Date: August 31, 2026

KAZIA THERAPEUTICS LIMITED ACN 063 259 754, an Australian public company limited by shares (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [●], or its permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [●] ADSs, each representing five hundred (500) fully paid ordinary shares of the Company, no par value per share (the “Ordinary Shares”), of the Company (each such ADS, a “Warrant Share” and all such ADSs, the “Warrant Shares”) at an exercise price per ADS equal to $17.825 per ADS (which is equal to 115% of the initial public offering price per ADS and accompanying ADS Warrants) (as adjusted from time to time as provided in Section 8 herein, the “Exercise Price”), or Pre-Funded Warrants (as defined below) to purchase the same number of Warrant Shares (as subject to adjustment hereunder), upon surrender of this Warrant to Purchase ADSs or Pre-Funded Warrants (including any Warrants to Purchase ADSs or Pre-Funded Warrants issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the Issue Date and through and including 5:30 P.M., New York City time, on the Expiration Date (as defined herein), and subject to the following terms and conditions:

Section 1.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Underwriting Agreement, dated August 28, 2026, among the Company, Leerink Partners LLC and Guggenheim Securities, LLC, as Representatives of the Underwriters named therein, as amended, modified or supplemented from time to time in accordance with its terms (the “Underwriting Agreement”). For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(b)	“Expiration Date” means the earlier of (i) 30 days after the PFS Milestone Date (as defined below) and (ii) the five (5) year anniversary of the Issue Date. “PFS Milestone Date” means the date on which (x) at least twelve (12) patients with advanced, metastatic triple-negative breast cancer enrolled in the Company’s Phase 1b clinical trial of paxalisib (in combination with immunotherapy and chemotherapy) have been followed for a sufficient period to demonstrate a median progression-free survival of at least six (6) months (i.e., their cancer has not progressed for at least six (6) months) and (y) the Company has issued a public announcement of such data.

(c)	“Issue Date” means August 31, 2026.

(d)	“Person” means an individual, or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e)	“Pre-Funded Warrant Exercise Price” equals $0.0001 per ADS, subject to adjustment for reverse and forward share splits, share dividends, share combinations, ratio changes and other similar transactions of the ADSs that occur after the Issue Date, provided, that in no event shall the Pre-Funded Warrant Exercise Price be adjusted to an amount below the par value of the Ordinary Shares represented by the ADSs.

(f)	“Pre-Funded Warrants” means, the pre-funded warrants to purchase a number of ADSs equal to the number of Warrant Shares as to which this Warrant is being exercised in the form of a Pre-Funded Warrant attached as Exhibit A hereto.

(g)	“Registration Statement” means the Company’s registration statement on Form F-3 (File No. 333-294392), originally filed with the Securities and Exchange Commission on March 17, 2026, and declared effective on March 27, 2026.

(h)	“Trading Day” means a day on which the ADSs are traded on Nasdaq or, if not traded on Nasdaq, a day on which the principal Trading Market on which the ADSs are traded is open for trading.

(i)	“Trading Market” means any of the following markets or exchanges on which the Warrant Shares are listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTCQB or the OTCQX (or any successors to any of the foregoing).

Section 2.	Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any) and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities or blue sky laws (other than in connection with any transfer (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144), and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act (other than in connection with any transfer (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144). Upon any such registration or transfer, a new warrant to purchase ADSs or Pre-Funded Warrants in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 2. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

Section 3.	Exercise and Duration of Warrants.

(a)	This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)	The Holder may exercise this Warrant by delivering to the Company (i) a Notice of Exercise, in the form attached as Schedule 1 hereto (the “Notice of Exercise”), completed and duly signed, and (ii) payment of (x) the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised if this Warrant is being exercised for Warrant Shares, or (y) the aggregate Exercise Price minus the aggregate Pre-Funded Warrant Exercise Price, if this Warrant is being exercised for Pre-Funded Warrants, and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares or Pre-Funded Warrants. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Section 4.	Delivery of Warrant Shares or Pre-Funded Warrants.

(a)	If this Warrant is being exercised for Warrant Shares, upon exercise of this Warrant, the Company shall promptly (but in no event later than one Trading Day after the Exercise Date), upon the request of the Holder, credit such aggregate number of ADSs to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent SEC system, provided that the Registration Statement is effective or the Warrant Shares are freely transferable without restriction under Rule 144, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of ADSs to which the Holder is entitled pursuant to such exercise. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(b)	If this Warrant is being exercised for Pre-Funded Warrants, the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, Pre-Funded Warrants to purchase a number of ADSs with respect to which this Warrant is being exercised by the date that is the latest of (i) five (5) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) five (5) Trading Days after delivery of the aggregate Exercise Price less the aggregate Pre-Funded Warrant Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise.

(c)	If by the time frames set forth for delivery above, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 4(a), or fails to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after such time frame set forth for delivery above and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise; provided such purchases shall be made in a commercially reasonable manner at prevailing market prices) ADSs to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two Trading Days after the Holder’s written request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including commercially reasonable brokerage commissions, if any) for the ADSs so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) or to cause the Holder’s DTC account to be credited for such Warrant Shares shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including commercially reasonable brokerage commissions, if any) for the ADSs so purchased in the Buy-In (assuming such sale was executed on commercially reasonable terms at prevailing market prices) over the product of (A) the number of ADSs purchased in the Buy-In, times (B) the Closing Sale Price of an ADS on the Exercise Date.

(d)	To the extent permitted by law and subject to Section 4(c), the Company’s obligations to issue and deliver Warrant Shares and Pre-Funded Warrants in accordance with and subject to the terms hereof (including the limitations set forth in Section 10 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares and Pre-Funded Warrants. Subject to Section 4(c), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

Section 5.	Charges, Taxes and Expenses. Issuance and delivery of certificates for ADSs or Pre-Funded Warrants upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares, Pre-Funded Warrants or the Warrants in a name other than that of the Holder or an Affiliate (defined below) thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares or Pre-Funded Warrants upon exercise hereof.

Section 6.	Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

Section 7.	Reservation of Warrant Shares. The Company covenants that it will at all times while this Warrant is outstanding reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Ordinary Shares, solely for the purpose of enabling it to issue Warrant Shares or Pre-Funded Warrants upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the ADSs may be listed.

Section 8.	Certain Adjustments. The number of Warrant Shares or Pre-Funded Warrants issuable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 8.

(a)	Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 8(a) above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c)	Pro Rata Distributions. During such time as this Warrant is outstanding and except as covered by Section 8(d) below, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any ADSs as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)	Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors of the Company, of the issued and outstanding equity securities of the Company (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 10 on the exercise of this Warrant), the number of ADSs of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 10 on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one ADS in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(e)	Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 8, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

(f)	Notice to Holder.

(i)	Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 8, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)	Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 9.	Payment of Exercise Price. The Holder may exercise this Warrant, in whole or in part, by delivering to the Company a duly executed Notice of Exercise and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Warrant Shares or Pre-Funded Warrants being purchased.

(a)	From and after the Issue Date and through and including 5:30 P.M., New York City time, on the Expiration Date, the Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company a duly executed Notice of Exercise and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Warrant Shares or Pre-Funded Warrants being purchased.

Section 10.	Limitations on Exercise.

(a)	Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant (other than for Pre-Funded Warrants), and a Holder shall not have the right to exercise any portion of this Warrant (other than for Pre-Funded Warrants), pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates (as such term is defined in Rule 501(b) under the Securities Act, each, an “Affiliate”)), and any other Persons whose beneficial ownership of ADSs would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such Persons, together with its Affiliates, its “Attribution Parties”)), would beneficially own a number of ADSs in excess of [●] ([●]%) of the total number of issued and outstanding ADSs following such exercise (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of ADSs beneficially owned by the Holder and its Attribution Parties shall include the number of ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 10(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 10(a) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with its Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with its Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 10(a), in determining the number of outstanding ADSs, a Holder may rely on the number of outstanding ADSs as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of ADSs outstanding. Any portion of an exercise that would result in the issuance of ADSs in excess of the Beneficial Ownership Limitation shall be treated as null and void ab initio. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of ADSs then outstanding. In any case, the number of outstanding ADSs shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding ADSs was reported. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 10(a) provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs upon exercise of this Warrant held by the Holder and the provisions of this Section 10(a) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 10(a) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(b)	This Section 10 shall not restrict the number of ADSs which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 8 of this Warrant.

Section 11.	Transfer Restrictions. Subject to compliance with any applicable securities laws and the conditions set forth herein, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares or Pre-Funded Warrants without having a new Warrant issued.

Section 12.	No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional ADSs that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

Section 13.	Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

Section 14.	Miscellaneous.

(a)	No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)	Authorized Shares.

(i)	Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)	Before taking any action which would result in an adjustment in the number of Warrant Shares or Pre-Funded Warrants for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)	Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)	Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will contain a legend to the effect that the Warrant Shares are not registered.

(e)	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(f)	Amendment. This Warrant may be modified or amended, or the provisions hereof waived only with the written consent of the Company and the Holder.

(g)	Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(h)	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by email or facsimile if sent during normal business hours of the recipient, and if sent at a time other than during normal business hours of the recipient, then on the next Trading Day (provided, with respect to notices sent by email so long as such sent email is kept on file by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient), (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Trading Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

(i)	If to the Company, to:

Kazia Therapeutics Limited

Three International Towers

Level 24300 Barangaroo Avenue

Barangaroo, NSW 2000Australia

Attention: John Friend

Email: john.friend@kaziatherapeutics.com

With a copy (which will not constitute notice) to:

Lucosky Brookman LLP

Attention: Sebastian Bacon, Esq.

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Email: sbacon@lucbro.com

(ii)	If to the Holder: To the address, email address or facsimile number set forth in the Warrant Register, or as otherwise provided by the Holder to the Company in accordance with this Section 14(h).

(i)	Jurisdiction. THIS WARRANT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

(j)	Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(k)	Pre-Funded Warrants in lieu of ADSs. Notwithstanding anything to the contrary in this Warrant, to the extent the limitations set forth in Section 10 restrict the exercise of this Warrant into Warrant Shares, the Holder may choose, in lieu of receiving Warrant Shares upon exercise of this Warrant, to receive a Pre-Funded Warrant in the form attached hereto as Exhibit A to purchase an identical number of ADSs it would have received upon the exercise of this Warrant for ADSs; provided, however that the Exercise Price shall instead be the Exercise Price less $0.0001 per ADS, and the resulting issued Pre-Funded Warrant shall have an exercise price of $0.0001 per ADS.

(l)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

KAZIA THERAPEUTICS LIMITED

By:
	Name:	John Friend
	Title:	Chief Executive Officer

SCHEDULE 1

FORM OF NOTICE OF EXERCISE

[To be executed by the Holder to purchase ADSs or Pre-Funded Warrants under the Warrant]

To Whom It May Concern:

(1)	The undersigned is the Holder of Warrant No. ___ (the “Warrant”) issued by KAZIA THERAPEUTICS LIMITED ACN 063 259 754, an Australian public company limited by shares (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase Warrant Shares or Pre-Funded Warrants pursuant to the Warrant.

(3)	The Holder intends that payment of the Exercise Price shall be made: ___________ in cash; or ___________ wire transfer of same-day funds
(4)	The Holder shall pay the sum of $_____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)	Except as set forth in paragraph (6), pursuant to this Notice of Exercise, the Company shall deliver Warrant Shares or Pre-Funded Warrants, determined in accordance with the terms of the Warrant, to the Holder. Provided that the Warrant Shares are registered for resale on an effective Registration Statement or the Warrant Shares are eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Warrant Shares shall be delivered to the following DWAC Account Number: _______________________________________

(6)	The Holder hereby elects to receive a Pre-Funded Warrant (in the form attached hereto as EXHIBIT A) to purchase an identical number of ADSs that it would receive if it had exercised this Warrant for ADSs, in lieu of receiving the Warrant Shares in accordance with this Warrant. ☐

(7)	By its delivery of this Notice of Exercise, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of ADSs (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 10(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

EXHIBIT A

FORM OF PRE-FUNDED WARRANT